Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated July 14, 2014 relating to the financial statements and financial highlights of John Hancock Massachusetts Tax-Free Income Fund, John Hancock New York Tax-Free Income Fund, each a series of John Hancock Tax-Exempt Series Fund, and John Hancock Tax-Free Bond Fund, a series of John Hancock Municipal Securities Trust, appearing in the May 31, 2014 Annual Reports to Shareholders. We also consent to the references to us under the headings “Experts” and “Exhibit A- Agreement and Plan of Reorganization” in the Proxy Statement/Prospectus and “Pro Forma Financial Information” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the Statement of Additional Information, which constitutes part of this Registration Statement, our reports dated July 14, 2014 relating to the financial statements and financial highlights appearing in the May 31, 2014 Annual Reports to Shareholders of John Hancock Massachusetts Tax-Free Income Fund, John Hancock New York Tax-Free Income Fund, each a series of John Hancock Tax-Exempt Series Fund, and John Hancock Tax-Free Bond Fund, a series of John Hancock Municipal Securities Trust. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the October 1, 2014 Prospectus and Statement of Additional Information of John Hancock Massachusetts Tax-Free Income Fund, John Hancock New York Tax-Free Income Fund, each a series of John Hancock Tax-Exempt Series Fund, and John Hancock Tax-Free Bond Fund, a series of John Hancock Municipal Securities Trust.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 3, 2014